EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Financial Information Press Contact:
Vincent C. Klinges
Chief Financial Officer
American Software, Inc.
(404) 264-5477

American Software Reports Preliminary Fourth Quarter
and Fiscal Year 2010 Results

Fourth Quarter Net Earnings increase 14%
Company Achieves 37th Consecutive Quarter of Profitability

ATLANTA (June 23, 2010) American Software, Inc. (NASDAQ: AMSWA) today reported financial results for the fourth quarter of fiscal year 2010, delivering a 14% increase in fourth quarter net earnings, achieving 37 consecutive quarters of profitability and completing 27 consecutive quarters of dividend distributions to shareholders.

GAAP net earnings for the quarter ended April 30, 2010 were $1.3 million or $0.05 per fully diluted share, an increase of 14% over the fourth quarter of fiscal 2009. Adjusted net earnings for the quarter ended April 30, 2010, which excludes stock-based compensation expense and acquisition-related amortization of intangibles and expenses related to the Optiant acquisition by Logility, Inc., were $1.7 million or $0.06 per fully diluted share, a 5% increase compared to $1.6 million or $0.06 per fully diluted share for the same period last year, which excludes stock-based compensation expense, acquisition-related amortization of intangibles, and expenses related to the Logility tender offer. Total revenues for the quarter ended April 30, 2010 were substantially unchanged from the fourth quarter of fiscal 2009 at approximately $18.9 million. Software license fees for the quarter ended April 30, 2010 were $3.2 million, a decrease of 34% from the fourth quarter of fiscal 2009.  Services and other revenues for the quarter ended April 30, 2010 were $8.9 million, an increase of 23% from the fourth quarter of fiscal 2009. Maintenance revenues for the quarter ended April 30, 2010 were approximately $6.9 million, a decrease of 1% from the fourth quarter of fiscal 2009. Operating earnings for the quarter ended April 30, 2010 were $1.3 million, a decrease of 25% from the fourth quarter of fiscal 2009.

GAAP net earnings were approximately $5.7 million or $0.22 per fully diluted share for the year ended April 30, 2010, an 89% increase compared to $3.0 million or $0.12 per fully diluted share for the prior fiscal year.  Adjusted net earnings year to date as of April 30, 2010, which excludes stock-based compensation expenses, amortization of acquisition-related intangibles, stock-based compensation and other expenses related to the Logility tender offer and expenses related to the Optiant acquisition by Logility, were $7.3 million or $0.28 per fully diluted share, an 83% increase compared to $4.0 million or $0.15 per fully diluted share for the prior fiscal year, which excluded stock-based compensation expenses, amortization of acquisition-related intangibles and expenses related to the Logility tender offer.  Total revenues for the year ended April 30, 2010 were $75.3 million, a decrease of 4% from the prior fiscal year.  Software license fees for fiscal 2010 were $15.5 million, a 4% decrease from the prior fiscal year. Services and other revenues were $32.3 million, a 5% decrease from the prior fiscal year.  Maintenance revenues were $27.5 million, a 2% decrease from the prior fiscal year.  For the year ended April 30, 2010, the Company reported operating earnings of approximately $7.3 million, a 2% increase from the prior fiscal year.

American Software Fourth Quarter and Fiscal Year 2010 Results	Page 2

The Company is including adjusted net earnings and adjusted net earnings per share in the summary financial information provided with this press release as supplemental information relating to its operating results. This financial information is not in accordance with, or an alternative for, GAAP and may be different from non-GAAP net earnings and non-GAAP per share measures used by other companies. The Company believes that this presentation of adjusted net earnings and adjusted net earnings per share provides useful information to investors regarding certain additional financial and business trends relating to its financial condition and results of operations.

The overall financial condition of the Company remains strong, with no debt and with cash and investments of approximately $53.9 million as of April 30, 2010. This is approximately a $17.2 million decrease when compared to April 30, 2009 and was primarily due to the payment of $12.8 million for the shares of Logility not owned by American Software plus other expenses associated with the Logility tender offer, payment of approximately $9.1 million in dividends and the purchase of certain assets of Optiant, Inc. for approximately $3.3 million, partially offset by positive operating cashflow.

“The Company delivered its 37th consecutive quarter of profitability and increased net earnings by 14% over the same period last year,” stated James C. Edenfield, president and CEO of American Software. “During the quarter, we leveraged our financial strength to expand our product portfolio when Logility, our wholly-owned subsidiary, acquired Boston-based Optiant, a leading provider of multi-echelon inventory optimization solutions,” continued Edenfield. “With this acquisition, Logility Voyager Solutions becomes the first best-of-breed full suite supply chain management solution to deliver award-winning inventory optimization capabilities to manufacturing and distribution businesses that manage complex, multi-echelon supply chains. This is another example of Logility’s commitment to providing a robust supply chain optimization suite that helps businesses significantly lower inventory while improving customer service levels in both good and bad economies.”

American Software Fourth Quarter and Fiscal Year 2010 Results	Page 3

“Our sustained profitability has continued to allow the Company to provide a tangible benefit to our shareholders with a quarterly dividend as well as a share repurchase program,” said Edenfield. “On May 18, 2010 our Board of Directors authorized the Company's next quarterly dividend of $0.09 per common share, which is payable on September 28, 2010 to shareholders of record at the close of business on August 20, 2010. This will mark our 28th consecutive quarter of dividend distributions to shareholders.”

Additional highlights for the fourth quarter of fiscal year 2010 include:
Customers:

•
Notable new and existing customers placing orders with the Company in the fourth quarter include: Bio Products Laboratory, Brightstar Corporation, Brookstone, Diversey, Huhtamaki, JJ Mae, Levelor Kirsch, Nexans AS, Partylite Worldwide, Stryker Orthopedics, Swiss Valley Farms, Topson Downs of California, and the Tyndale Company.

•
During the quarter, software license agreements were signed with customers located in 10 countries including: Australia, Belgium, Canada, France, Ireland, Mexico, Norway, Singapore, the United Kingdom and the United States.

•
Logility, a wholly-owned subsidiary of the Company, was recognized for the 10th consecutive year by the readers of Consumer Goods Technology as one of the top 5 supply chain execution and top 5 supply chain planning companies.  In addition, Logility was again named the number one vendor in supply chain planning customer experience.

•
Executives at three companies using Logility Voyager Solutions were selected as Supply & Demand Chain Executive 2010 Pros to Know including: Letty Hernandez, vice president, manufacturing & distribution, Handgards; Richard Shapiro, vice president demand forecasting, Jarden Consumer Solutions; and Raymond Kernagis, vice president supply chain, Johnstone Supply. Each of these executives has demonstrated exceptional leadership though the economic downturn by managing supply chain risk, providing a competitive advantage and delivering value to their companies’ bottom lines.

•
Bill Harrison, president, Demand Management Inc., a wholly-owned subsidiary of Logility, was named one of Supply & Demand Chain Executive’s 2010 Provider Pros to Know. The honor is given to individuals who have personally helped clients address the challenges of the recession and prepare for the recovery ahead.

•
New Generation Computing® (NGC) Inc. a wholly-owned subsidiary of the Company, announced Jerry Leigh, a Van Nuys, CA based design-driven apparel company, completed implementation of NGC’s e-PLM software for Product Lifecycle Management. Jerry Leigh also relies on NGC’s e-SPS software for global sourcing and visibility.

Products and Technology:

•
Logility acquired Boston-based Optiant, a provider of multi-echelon supply chain optimization systems, for approximately $3 million in cash. Optiant’s unique optimization technology helps manufacturing companies and distribution businesses free up millions of dollars in working capital trapped within their multi-echelon supply chains. Unlike ERP and APS systems, Optiant improves both strategic inventory policies and tactical inventory targets to produce bottom-line savings, achieve higher service levels, and mitigate the impact of supply and demand variability.

•
Demand Management, Inc. launched DSX, the company’s latest supply chain planning offering for the mid-market, specifically designed for the Microsoft technology stack. The flexibility of DSX allows companies to change supply chain business practices within the software to quickly respond to a changing market and maintain a competitive advantage.

American Software Fourth Quarter and Fiscal Year 2010 Results	Page 4

•
Demand Management, Inc. received Microsoft Dynamics AX certification for its Demand Solutions Supply Chain Planning Software. This signifies the solution has met Microsoft’s highest standard for partner-developed software based on rigorous tests and in-use service in live customer deployments.

•
New Generation Computing introduced new Vendor Payment Automation software to streamline the process of matching documents and approving vendor invoices in global trade logistics. The new module leverages the supply chain data already contained in NGC’s e-PLM and e-SPS software to eliminate the manual processes typically associated with vendor payments.

About American Software, Inc.

Atlanta-based American Software (NASDAQ: AMSWA) provides demand-driven supply chain management and enterprise software solutions backed by more than 40 years of industry experience that drive value for companies regardless of market conditions. Logility, Inc., a wholly-owned subsidiary of American Software, is a leading provider of supply chain management solutions for companies of all sizes. Logility Voyager Solutions™ is a comprehensive suite which includes supply chain visibility; demand, inventory and replenishment planning; Sales and Operations Planning (S&OP); inventory and supply optimization; manufacturing planning and scheduling; transportation planning and management; and warehouse management. Demand Management, Inc., a wholly-owned subsidiary of Logility, delivers supply chain solutions to small and midsized manufacturers, distributors and retailers. Demand Management’s Demand Solutions® suite is widely deployed and globally recognized for forecasting, demand planning and point-of-sale analysis. Logility and Demand Management proudly serve customers such as Arch Chemicals, Avery Dennison Corporation, McCain Foods, Pernod Ricard, Sigma Aldrich, and VF Corp. New Generation Computing Inc. (NGC), a wholly-owned subsidiary of American Software, provides PLM, Global Sourcing and ERP solutions to the fashion, apparel, footwear, and retail industries. NGC’s global customers include A|X Armani Exchange, Carter’s, Maggy London, Hugo Boss, Dick’s Sporting Goods, Parigi Group, and Tristan America. For more information on American Software, please visit www.amsoftware.com, call (800) 726-2946 or email: ask@amsoftware.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to substantial risks and uncertainties.  There are a number of factors that could cause actual results to differ materially from those anticipated by statements made herein.  These factors include, but are not limited to, changes in general economic conditions, technology and the market for the Company's products and services, including economic conditions within the e-commerce markets; the timely availability and market acceptance of these products and services; the Company’s ability to satisfy in a timely manner all SEC required filings and the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted under that Section; the challenges and risks associated with integration of acquired product lines and companies; the effect of competitive products and pricing; the uncertainty of the viability and effectiveness of strategic alliances; and the irregular pattern of the Company's revenues.  For further information about risks the Company could experience as well as other information, please refer to the Company's Form 10-K for the year ended April 30, 2009 and other reports and documents subsequently filed with the Securities and Exchange Commission.  For more information, contact:  Vincent C. Klinges, Chief Financial Officer, American Software, Inc., (404) 264-5477 or fax:  (404) 237-8868.

Logility is a registered trademark and Logility Voyager Solutions is a trademark of Logility, Inc., Demand Solutions is a registered trademark of Demand Management, Inc., and NGC and New Generation Computing, Inc. are registered trademarks and REDHORSE is a trademark of New Generation Computing. Other products mentioned in this document are registered, trademarked or service marked by their respective owners.

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American Software Fourth Quarter of Fiscal 2010 Results

AMERICAN SOFTWARE, INC.
Consolidated Statements of Operations Information
(In thousands, except per share data)
(Unaudited)

	Fourth Quarter Ended			Twelve Months Ended
	April 30,			April 30,
			Pct			Pct
	2010	2009	Chg.	2010	2009	Chg.
Revenues:
License	$3,178	$4,815	(34)%	$15,503	$16,073	(4)%
Services & other	8,853	7,191	23%	32,298	33,920	(5)%
Maintenance	6,862	6,932	(1)%	27,475	28,031	(2)%
Total Revenues	18,893	18,938	0%	75,276	78,024	(4)%

Cost of Revenues:
License	637	1,038	(39)%	3,374	4,908	(31)%
Services & other	6,298	4,740	33%	22,797	22,963	(1)%
Maintenance	1,623	1,853	(12)%	6,803	7,253	(6)%
Total Cost of Revenues	8,558	7,631	12%	32,974	35,124	(6)%

Gross Margin	10,335	11,307	(9)%	42,302	42,900	(1)%

Operating expenses:
Research and development	2,386	2,260	6%	9,132	9,201	(1)%
Less: capitalized development	(643)	(546)	18%	(2,410)	(2,051)	18%
Sales and marketing	3,863	3,882	0%	15,045	14,979	0%
General and administrative	3,258	3,799	(14)%	12,908	12,876	0%
Provision/(Recovery) of doubtful accounts	4	46	(91)%	(297)	355	nm
Amortization of acquisition-related intangibles	133	88	51%	395	350	13%
Stock option compensation charge related to the Logility tender offer	-	-	nm	230	-	nm

Total Operating Expenses	9,001	9,529	(6)%	35,003	35,710	(2)%
Operating Earnings	1,334	1,778	(25)%	7,299	7,190	2%
Interest Income (Expense) & Other, Net	667	464	44%	1,929	(1,054)	nm
Earnings Before Income Taxes and Noncontrolling Interest	2,001	2,242	(11)%	9,228	6,136	50%
Income Tax Expense	672	848	(21)%	3,434	2,400	43%
Net Earnings	$1,329	$1,394	(5)%	$5,794	$3,736	55%
Noncontrolling Interest Expense	-	233	nm	90	720	(88)%
Net Earnings attributable to American Software, Inc.	$1,329	$1,161	14%	$5,704	$3,016	89%
Earnings per common share: (1)
Basic	$0.05	$0.05	0%	$0.23	$0.12	92%
Diluted	$0.05	$0.05	0%	$0.22	$0.12	83%

Weighted average number of common shares outstanding:
Basic	25,325	25,278		25,318	25,327
Diluted	25,893	25,649		25,881	25,756

Reconciliation of Adjusted Net Earnings:
Net Earnings	$1,329	$1,161		$5,704	$3,016
Amortization of acquisition-related intangibles (2)	88	55		248	213
Stock-based compensation (2)	134	116		505	491
Stock option compensation charge related to the Logility tender offer (2)	-	-		141	-
Expenses related to the Logility tender offer (3)	-	260		543	260
Expenses related to the Optiant acquisition (3)	113	-		128	-
Adjusted Net Earnings	$1,664	$1,592	5%	$7,269	$3,980	83%

Adjusted Net Earnings per Diluted Share	$0.06	$0.06	0%	$0.28	$0.15	87%

(1) - Basic per share amounts are the same for Class A and Class B shares. Diluted per share amounts for Class A shares are shown above. Diluted per share for Class B shares under the two-class method are $0.05 for the three months ended April 30, 2010 and 2009, and $0.22 and $0.12 for the twelve months ended April 30, 2010 and 2009, respectively.

(2) - Tax affected using the effective tax rate for the three and twelve month period ended April 30, 2010 and 2009.

(3) - Not tax affected due to no tax deduction recorded on these expenses nm- not meaningful

American Software Fourth Quarter of Fiscal 2010 Results

AMERICAN SOFTWARE, INC.
Consolidated Balance Sheet Information
(In thousands)
(Unaudited)

	April 30,	April 30,
	2010	2009

Cash and Short-term Investments	$38,030	$54,000
Accounts Receivable:
Billed	8,721	10,234
Unbilled	2,419	2,995
Total Accounts Receivable, net	11,140	13,229
Prepaids & Other	3,373	2,886
Deferred Tax Asset	-	246
Current Assets	52,543	70,361

Investments - Non-current	15,849	17,094

PP&E, net	6,490	7,189
Capitalized Software, net	6,890	4,859
Goodwill	12,601	11,709
Other Intangibles, net	2,677	950
Other Non-current Assets	125	157
Total Assets	$97,175	$112,319

Accounts Payable	$986	$822
Accrued Compensation and Related costs	2,949	2,374
Dividend Payable	2,284	2,277
Other Current Liabilities	1,986	3,355
Deferred Tax Liability - Current	63	-
Deferred Revenues	15,147	16,101
Current Liabilities	23,415	24,929

Deferred Tax Liability - Long term	1,480	1,163

American Software's Shareholders' Equity	72,280	79,839
Noncontrolling Interest in subsidiary	-	6,388
Total Shareholders' Equity	72,280	86,227

Total Liabilities & Shareholders' Equity	$97,175	$112,319